                               EXHIBIT (c)(10)(g)
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made as of this 14th day of November, 1996, is entered into by Portsmouth Savings Bank (the "Bank") and Portsmouth Bank Shares, Inc. (the "Corporation"), New Hampshire corporations with their principal place of business at Portsmouth, New Hampshire, and JOHN J. PRATT, JR. (the "Employee").

         The Bank desires to employ the Employee and the Employee desires to be employed by the Bank. In consideration of the mutual covenants and premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. Term of Employment. The Bank hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Bank, upon the terms set forth in this Agreement, for a period of one year commencing on November 14, 1996 (the "Commencement Date"). This Agreement will automatically be extended for a term of one year on each yearly anniversary of the date of execution of this Agreement unless prior thereto any party gives written notice otherwise to the other party or parties. If a Change of Control (as defined below) takes place, the expiration date of the Agreement shall automatically be extended to the first yearly anniversary of the date on which such Change of Control occurs and shall be automatically extended for a term of one year on each yearly anniversary of this Agreement after the date on which such Change of Control occurs unless prior thereto any party gives written notice otherwise to the other party or parties. Thus, by way of example only, if a Change of Control were to occur on August 1, 1997, and the term of this Agreement was otherwise to have expired on November 14, 1997, it shall instead expire on August 1, 1998, subject to one-year extensions as aforesaid. This Agreement shall continue in force throughout the term described above unless sooner terminated in accordance with the provisions of Section 4. A Change of Control is defined as occurring when: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), other than the Corporation or the Bank is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation or the Bank representing 20% or more of the combined voting power of the then outstanding securities of the Corporation or the Bank; or (ii) there is a change in the composition of the Board of Directors of the Corporation or the Bank so that less than a majority of the Board shall be (x) persons who shall have been members thereof for more than 36 months or (y) persons whose election or nomination for election was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such 36-month period or whose election or nomination was previously so approved (persons described in clauses (x) and (y) above are hereinafter referred to as "Continuing Directors") or (iii) the Corporation or the Bank is party to a merger or consolidation and neither the Corporation nor the Bank is the surviving entity; or (iv) the Corporation or the Bank is a party to a merger or consolidation following which the voting securities of the corporation or the Bank (as the case may be) outstanding immediately prior thereto do not continue to represent at least 80% of the combined voting power of the surviving corporation in such merger or consolidation; or (v) there has been a change in ownership of a substantial portion of the assets of the corporation or the Bank or (vi) the stockholders of the Corporation or the Bank approve a plan of complete liquidation of such corporation.

         2. Title: Capacity. The Employee shall serve the Bank as a Senior Vice President or in such other higher position as the Board of Directors (the "Board") may determine from time to time. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Chairman of the Board and the President of either corporation.

         The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Bank during the Employment Period, and his office shall be located at all times in Portsmouth, New Hampshire. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Bank and any changes therein which may be adopted from time to time by the Bank, subject to the provisions of Section
4.5 below.

         3. Compensation and Benefits.

                  3.1 Salary. The Bank shall pay the Employee, in weekly installments, an annual base salary equal to the Employee's annual base salary as in effect on the day prior to the Commencement Date. Such salary shall be subject to adjustment thereafter as determined by the Board, unless there is a Change of Control as defined in Section 1 and then in no case during the one-year term of this Agreement from and after such Change of Control provided for in Section 1 shall the compensation (defined as total salary and cash bonus) of the Employee be reduced below the compensation paid the Employee for the fiscal year immediately preceding the fiscal year in which such Change of Control occurs (the "Prior Compensation") without the mutual consent of the parties.

                  3.2 Fringe Benefits. The Employee shall be entitled to participate in any and all bonus and benefit programs that the Bank establishes and makes available to its employees and officers, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate. The Employee shall be entitled to such weeks of paid vacation per year, not less than three, as is determined by and at such times as may be approved by the Chairman of the Board and the President of either corporation.

                  3.3 Reimbursement of Expenses. The Bank shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Bank may request, provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Chairman of the Board and the President of either corporation.

         4. Employment Termination. The employment of the Employee by the Bank and the Corporation pursuant to this agreement shall terminate upon the occurrence of any of the following:

                  4.1 At the election of the Bank, for cause, immediately upon written notice by the Bank to the Employee. For the purposes of this Section 4.1, cause for termination shall be deemed to exist upon (a) a good faith finding by the Bank of dishonesty, gross negligence or misconduct, or (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony or (c) a good faith finding by the Bank, made prior to any Change of Control, of failure of the Employee to perform his assigned duties for the Bank.

                  4.2 Thirty days after the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Bank, provided that if the Employee and the Bank do not agree on a physician, the Employee and Bank shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

                  4.3 At the election of the Bank or the Corporation, without cause, immediately upon written notice by the Bank to the Employee pursuant to
Section 8.

                  4.4 At the election of the Employee, without cause, with not less than three months' prior written notice of such election.

                  4.5 At the election of the Employee, effective immediately, for Good Reason following a Change of Control. Good Reason is defined to mean the occurrence of any of the following events: (i) the assignment to the Employee of any duties inconsistent with the position in the Corporation and the Bank that he held immediately prior to the Change of Control, or a significant adverse alteration in the nature or status of his responsibilities or the conditions of his employment with the Corporation or the Bank from those in effect immediately prior to such Change of Control; (ii) the relocation of the office at which the Employee is principally employed to a location outside Portsmouth, New Hampshire, or the Corporation's or the Bank's requiring the Employee to engage in travel on the business of the Corporation and the Bank to an extent substantially inconsistent with his previous business travel obligations; (iii) any reduction in the Employee's compensation and benefits, or any failure to make full and prompt payment of all compensation and benefits owing to the Employee; or (iv) any other material breach of any of the terms and conditions of this Agreement.

         5. Effect of Termination.

                  5.1 Termination for Cause or by the Employee without Good Reason. In the event the Employee's employment is terminated for cause pursuant to Section 4.1, or by the Employee without cause pursuant to Section 4.4, the Bank shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Bank.

                  5.2 Termination for Death or Disability. If the Employee's employment is terminated by death or because of disability pursuant to Section 4.2, the Bank shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation which would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of death or disability occurs.

                  5.3 Termination Without Cause or by the Employee for Good Reason. If the Employee's employment is terminated by the Bank without cause pursuant to Section 4.3, or by the Employee for Good Reason following a Change of Control pursuant to Section 4.5, the Bank shall pay to the Employee, within ten days of termination, an amount of cash equal to the product of one times the Employee's annual compensation during the year immediately prior to the date of termination.

                  5.4 Survival. The provisions of Section 6 and 7 shall survive the termination of this Agreement.

         6. Non-Compete.

                  (a) During the Employment Period, and for a period of six (6) months after the termination of this Agreement by the Employee (except by the Employee for Good Reason following a Change of Control pursuant to Section 4.5), the Employee will not directly or indirectly:

                           (i) as an individual proprietor, partner,
stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in any business competitive with the business of the Bank that has a business presence within ten (10) miles of the main office of the Bank or a branch of the Bank; or

                           (ii) recruit, solicit or induce, or attempt to
induce, any employee or employees of the Bank to terminate their employment with or otherwise cease their relationship with, the Bank; or

                           (iii) solicit, divert or take away, or attempt to
divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Bank which were contacted, solicited or served by the Employee while employed by the Bank.

                  (b) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Bank and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Bank substantial or irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Bank shall have the right to seek specific performance and injunctive relief.

         7. Proprietary Information and Developments.

                  7.1 Proprietary Information.

                  (a) The Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Bank's and the Corporation's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Bank and the Corporation. By way of illustration, but not limitation, Proprietary Information may include products, processes, methods, projects, developments, plans, research data, financial data, personnel data, computer programs, and customer lists. The Employee will not disclose any Proprietary Information to others outside the Bank and the Corporation or use the same for any unauthorized purposes without written approval by an officer of the Bank or the Corporation, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault on the part of the Employee.

                  (b) The Employee agrees that all files, letters, memoranda, reports, records, data, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Bank and the Corporation to be used by the Employee only in the performance of his duties for the Bank and Corporation.

                  (c) The Employee agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of customers of the Bank or the Corporation or suppliers to the Bank or the Corporation or other third parties who may have disclosed or entrusted the same to the Bank or to the Employee in the course of the Bank's business.

                  7.2 Other Agreements. The Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Bank or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Employee further represents that his performance of all the terms of this

Agreement and as an employee of the Bank does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Bank.

         8. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to either party at the Portsmouth Savings Bank, P.O. Box 29, Portsmouth, New Hampshire.

         9. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

         10. Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

         11. Amendment. This Agreement may be amended or modified only by a written instrument executed by the Bank, the Corporation and the Employee.

         12. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New Hampshire.

         13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any corporation with which or into which the Bank or the Corporation may be merged or which may succeed to its assets or business, provided, however, that the obligations of the employee are personal and shall not be assigned by him.

         14. Miscellaneous.

                  14.1 No delay or omission by the Bank or the Corporation in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Bank or the Corporation on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                  14.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

                  14.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

                  14.4 All obligations of the Bank or the Corporation hereunder shall be joint and several obligations of both the Bank and the Corporation.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                        PORTSMOUTH SAVINGS BANK


                                        By:/s/Mark E. Simpson
                                           ------------------------------
                                           Mark E. Simpson
                                           President and
                                           Chief Operating Officer


                                        PORTSMOUTH BANK SHARES, INC.


                                        By:/s/Harry R. Hart
                                           ------------------------------
                                           Harry R. Hart
                                           President and
                                           Chief Executive Officer


                                        EMPLOYEE


                                        /s/John J. Pratt, Jr.
                                        ---------------------------------
                                        John J. Pratt, Jr.